SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – September 20, 2005

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

By press release dated September 20, 2005, Mellon Financial Corporation (“Mellon”) announced that its board of directors authorized a new repurchase program covering 25 million shares of Mellon common stock. The new repurchase program will take effect following the completion of the existing 25 million share repurchase program, which had 2 million shares remaining as of June 30, 2005.

By press release dated September 21, 2005, Mellon announced that it has reached an agreement in principle to establish a jointly-owned asset management business with WestLB AG (“WestLB”). The joint venture, which will be half-owned by Mellon and half-owned by WestLB, combines WestLB’s main asset management activities with Mellon’s German asset management activities.

By press release dated September 23, 2005, Mellon announced that, consistent with best corporate governance practices, the firm of Heidrick & Struggles has been retained by the Board of Directors to provide professional assistance in connection with the succession of Chairman and CEO Martin G. McGuinn, who turns 65 in September 2007.

Exhibit Number	Description
99.1	Press Release dated September 20, 2005.

99.2	Press Release dated September 21, 2005.

99.3	Press Release dated September 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: September 26, 2005	By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Press Release dated September 20, 2005.	Filed herewith

99.2	Press Release dated September 21, 2005.	Filed herewith

99.3	Press Release dated September 23, 2005.	Filed herewith